Lake Victoria to Fund Kinyambwiga Small-Scale Gold Mine Through Royalty Sales, Tanzania, East Africa

Vancouver, British Columbia, September 19, 2012 (LVCA:OTCBB) - Lake Victoria Mining Company, Inc. (“Lake Victoria” or the “Company”) has been working towards putting into small-scale production some of its gold projects in Tanzania, East Africa. Using Royalty Purchase Agreements, the Company seeks to raise $3 million from participants by selling up to 60% of the net proceeds of gold production of the Kinyambwiga gold project. The Company hopes that the Kinyambwiga will be the first of four gold projects that can be placed into small-scale production. The Company aims to move into a positive cash flow position by pursuing small-scale gold mining on its projects.

Lake Victoria has conducted gold exploration within Tanzania for almost six years and holds four gold projects with near surface values. With the currently elevated gold price, the Company believes that carefully planned, small-scale gold mining on properties already controlled and explored could result in positive rewards. Kinyambwiga, ideally located, about 220 kilometers northeast of the city of Mwanza, is the first project the Company plans to advance towards production by selling Royalty Purchase Agreements.

President and CEO, David Kalenuik states: “We have conducted detailed exploration, including geology, geophysics, trenching and drilling on these projects and believe we know where the gold is. With the equity markets acting as they are and with the current gold price above $1,700 per ounce, small-scale gold mining appears to be the next step towards developing a cash flow. We are pleased that royalty participants will have an opportunity to benefit from the Company’s planned development activities. We look forward to establishing Kinyambwiga as the first of four Lake Victoria small-scale gold mining projects in Tanzania. Assuming funding, equipment and permits are available, our goal is to open an operation in early 2013.”

Conceptual Forecast
Using preliminary calculations, the Company has developed a conceptual small-scale gold mining forecast for the Kinyambwiga gold project. The forecast is based on the Company raising USD$3 million by selling royalty interests whereby participants will own 60%, and the Company will retain 40% of the net proceeds of production. The Royalty Purchase Agreement consists of 120 units. Each Unit is priced at USD$25,000 and with each Unit participating Accredited Investor’s will own 0.5% of the project's net proceeds of production.

Subject to successful establishment of the Kinyambwiga Small-Scale Mining Project the Company hopes to proceed with three additional small-scale mining projects at Singida, Uyowa and Kiabakari East. Lake Victoria is looking forward to growing and advancing the Company toward production by utilizing the experience present in our management team, in our African based technical team and in our small-scale mining consultants.

The reader is cautioned that the potential quantity and grade of the regional exploration target is conceptual in nature; it is uncertain if further exploration will result in the exploration target being delineated as a mineral resource and there is no guarantee that these resources, if delineated, will be economic or sufficient to support a commercial mining operation. The Company’s production objectives are intended to provide an indication of management’s current expectations and are still conceptual in nature. It is uncertain that it will be established that these resources will be converted into economically viable mining reserves. Until a feasibility study has been completed, there is no certainty that these objectives will be met.

Clive King, P.Geo, a Qualified Person as such term is defined in Canadian National Instrument 43-101, is responsible for monitoring the supervision and quality control of Lake Victoria’s exploration program and has reviewed and verified the technical information contained in this news release. Clive King, registered as a Professional Geologist with the South African Council of Natural Scientific Professions (Pr. Sci. Nat Reg. No. 400065/09).

About the Company

Lake Victoria Mining Company, Inc. is working to create another gold mine in the world famous Lake Victoria Greenstone Belt, Tanzania, East Africa. Tanzania is Africa's third largest gold producer, behind South Africa and Ghana, but also has reserves of uranium, nickel and coal. Gold exports alone earned it $1.076 billion in 2009, up from $932.4 million the previous year. Lake Victoria holds nine prospective gold projects and five uranium projects within its Tanzania property portfolio. Additional information regarding the Company is available on the corporate website at: www.lakevictoriaminingcompany.com or by contacting:

Lake Victoria Mining Company, Inc.
David T. Kalenuik, CEO & President
Phone: 303-586-1390
Email: info@lvcamining.com

Disclaimer

This news release may contain forward-looking statements or information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Canadian provincial securities laws applicable to the Company. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to obtaining financing to meet the Company's exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under "Risk Factors" in the Company's Annual Report on Form 10-K filed on June 29, 2012, which is on file with the Securities and Exchange Commission, as well as the Company's periodic filings available at www.sec.gov and with Canadian Securities Administrators at www.sedar.com. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.

Cautionary note to U.S. Investors -- The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this press release, such as "mineralized zones" which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosures in our annual report on Form 10-K. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities of the Company in the United States, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities offered have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any U.S. state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or unless an exemption from such registration is available.